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                                EXHIBIT 23.1.2

Consent of Independent Certified Public Accountants

International Fuel Technology, Inc.
St. Louis, Missouri

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 7, 2000, relating to the financial statements of International Fuel Technology, Inc.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

St. Louis, Missouri
June 27, 2000